UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    February 24, 2006
                                                     ------------------

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                    000-51074                   76-3078125
---------------------------        -------------           --------------------
State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)           Identification No.)

              1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (515) 233-8333

                           SILVER RIVER VENTURES, INC.
           19 East 200 South, Suite #1080, Salt Lake City, Utah 84111
            (Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K

Item 2.01     Completion of Acquisition or Disposition of Assets
              --------------------------------------------------

     On  February  24,  2006,   we  completed   the   acquisition   of  BioForce
Nanosciences, Inc., a Delaware corporation with operation in Ames, Iowa ("BioForce"). The acquisition was made pursuant to an agreement entered into on November 30, 2005, whereby we agreed to merge our newly created, wholly-owned subsidiary, Silver River Acquisitions, Inc., with and into BioForce with BioForce being the surviving entity as our wholly owned subsidiary.

     Prior to completion of the acquisition on January 31, 2006, we effected a 2 shares for 1 share forward stock split of our issued and outstanding shares of common and, on February 1, 2006, we changed our corporate name to BioForce Nanosciences Holdings, Inc. As a result of the forward stock split, our outstanding shares of common stock increased from 1,999,975 shares to 3,999,950 shares. Under the terms of the merger agreement we issued an aggregate of 16 million shares of our common stock, post-split, to the stockholders of BioForce. We also agreed to issue to current holders of BioForce stock options and warrants, new options and warrants exercisable to purchase shares of Silver River common stock, on terms and conditions equivalent to the existing terms and conditions of the respective BioForce options and/or warrants. The maximum number of shares of our common stock available for the conversion of these new stock options and warrants will be 2,537,565 shares.

     An additional term of the agreement required that we initiated a private placement of up to 4 million shares of our common stock (post-split) priced at $1.50 per shares, or a maximum of $6 million. Closing of the merger agreement was contingent on our realizing a minimum of $2.5 million from the private placement. Upon attaining the minimum amount, we proceeded to close the merger. As of February 24, 2006, we have raised a total of $3,434,926 from sales 2,289,950 shares pursuant to the private placement.

                     BUSINESS OF BIOFORCE NANOSCIENCES, INC.

     BioForce owns patented and patent-pending technology for ultramicroscale placement and patterning of femtoliter and smaller volumes of active biomolecules and other materials at discrete locations on silicon chips and other surfaces. It has the advantages of both early market entry and what
BioForce believes to be a strong patent estate, the latter of which includes nanoarrays of biomolecules. As the nanotechnology industry matures, BioForce will likely be well positioned to profit from technology license arrangements and use of its flagship desktop molecular printer, the NanoArrayer(TM), by researchers, developers and manufacturers.

     BioForce has developed proprietary instrumentation, devices and methodologies for printing proteins and other biomolecules in their active forms onto a variety of surfaces with high precision in ultramicro (<15 microns) and nanoscale (<1,000 nanometers) domains. Readout of the interactions between printed biomolecules with other molecules or structures may be achieved by a number of methods, including both novel strategies (e.g., non-destructive surface profiling) as well as conventional approaches (e.g., fluorescence), thus providing NanoArrayer products with unique attributes for customers.

     The NanoArrayer(TM) System has the ability to position, print, and pattern a broad range of materials on silicon chips at approximately the 1-20 micrometer spatial scale (ultramicroscale) to produce ultraminiaturized biological sensors, biomedical tests and other ultraminiaturized devices. This ability addresses a fundamental requirement for the growth of the nanotechnology industry and overcomes some of the limitations of existing tools for surface encoding and modification at the ultramicroscale. This technology may be further developed to produce sub-micron, i.e., "nanoscale" features. This powerful technology is formatted as a desktop system that is robust, modular, fully integrated, intuitive and easy to use. BioForce is one of the very few nanotechnology companies that has completed the product development cycle and is now focused on sales and marketing. This effort was supported by over $10 million in financing from various governmental agencies, Societe General Asset Management and other investors.

     In parallel with the development of the NanoArrayer(TM) System, BioForce has produced the patented ViriChip(TM) for multiplexed whole virus detection, and a prototype prostate specific antigen ("PSA") detection test using as few as four cells. BioForce can develop specialized chips for client-specific uses and/or BioForce's own direct sales. A number of external collaborations are also ongoing with, for example, Johns Hopkins Medical School (biosensors and single cell cancer studies), New Link Genetics (drug discovery) and ZS Genetics (high throughput gene sequencing and expression profiling). These collaborations illustrate how customers and partners can achieve new benefits using the breakthrough technology represented by the NanoArrayer(TM) System.

     Management believes that those companies that will enjoy early successes in nanotechnology will be those companies that create the fundamental tools and methodologies that enable future developments as the industry grows. In contrast to the expanding number of "nanotechnology" companies, many of which have no products on the horizon, BioForce has a history of product development and sales in the nanotechnology industry.

Technology Development

     The NanoArrayer(TM) System
     --------------------------

     BioForce's primary commercialization strategy is to sell the NanoArrayer(TM) System to a widely diversified group of users, including federal and academic scientific institutions and industrial organizations, such as biotechnology and pharmaceutical companies. The NanoArrayer(TM) System can be viewed as a desktop printer for molecules and materials. The NanoArrayer System uses proprietary consumable lines of microfabricated print cartridges (Surface Patterning Tools; SPT(TM)) and print substrates (Sindex(TM) Chips). Driven by the limitations of existing technologies, the requirement for academic, government and industrial researchers and product development teams to move to the ultramicro- and, ultimately, nanoscale will likely create a very attractive market for the NanoArrayer(TM) System.

     Successful adoption of the NanoArrayer(TM) System in the United States would likely open opportunities for the development of export markets. Following launch of the NanoArrayer(TM) in January 2005, BioForce has compiled a list of candidate customers, some of whom have requested formal price quotes and/or initiated fund raising activities for a purchase. List price per unit will likely start at around $125,000 and sales forecasts also include an ongoing requirement for consumable accessories for the NanoArrayer(TM) System.

     Other Future Technologies and Products
     --------------------------------------

BioForce anticipates parallel sales of NanoArrayer Systems and peripheral products. The latter includes:

     o   Consumable  and  AFM  Solutions  Products:   This  includes  BioForce's
         existing AFM Solutions (AFMS) product line, as well as customized Surface Patterning Tools (SPT(TM)) and chips (Sindex(TM))

     o ViriChip(TM) System: The ViriChip(TM) System is a proprietary ultramicroscale pathogen biosensor platform for detecting and identifying viruses. The ViriChip(TM) was developed using BioForce's patented NanoArrayer(TM) technology. BioForce will continue activities oriented toward establishing a license agreement with an existing diagnostics firm for commercialization of the ViriChip(TM) System for clinical and/or biodefense applications.

     o Custom NanoArrayer(TM)-enabled Services and Devices. BioForce will continue its activities geared toward developing contractual relationships for the production of NanoArrayer enabled chips and devices.


Nanotechnology Industry

     Nanotechnology is defined by the National Nanotechnology Initiative as "research and technology development at the atomic, molecular or macromolecular levels, in the length scale of approximately 1 to 100 nanometers." For comparative purposes, the diameter of a human hair is about 200,000 nanometers; the diameter of a hydrogen atom is about 1/10 of a nanometer.

     With the passage by Congress of the Nanotechnology Research and Development Act, authorizing $3.7 billion for nanotechnology development the US government acknowledged the importance of this new era. However, to achieve the long-term vision of nanotechnology, critical incremental steps must be taken in a practical manner. BioForce has developed the NanoArrayer(TM) System to enable the first steps toward the greater vision of nanotechnology.

     BioForce is currently positioned to participate in two of the four market segments identified in a 2002 review by Punk, Ziegel & Company, which include:

     o   Instrumentation, Tools, Computer Simulation (NanoArrayer(TM))
     o   Life Sciences (ViriChip(TM), PSA on four cells, etc.)
     o   Materials (nanomaterials)
     o   Electronics/Information Technology and Optical Applications

Products

     NanoArrayer(TM) System

     The  NanoArrayer(TM)  System  places  proteins  and  other  biological  and non-biological materials onto silicon chips and other surfaces with ultramicroscale spot sizes ranging from 15 microns to 1 micron and micrometer to nanometer scale spatial precision. BioForce believes that the technology can be further refined to create sub-micron feature sizes when appropriate. BioForce also believes that ultraminiaturized arrays and patterns of up to 10-50 domains or more can be readily produced and subsequently used as test sites for biomolecular interactions with minimal spatial and sample requirements. The complete system includes the NanoArrayer(TM) (the "printer"), SPTs(TM), the "print cartridges" and Sindex(TM) Chips (the "paper"). The system is controlled by user-friendly software with a graphical interface that is designed to retain significant depth for power users while providing a rapid learning cycle for day-to-day users. The entire system is modular to facilitate field maintenance and minimize production time and expense.

     In many contexts the advantages of transitioning from the microscale to the ultramicroscale and, ultimately, the nanoscale for biomedical and life sciences applications are profound. These include the obvious advantages of increased throughput, portability, and integration with lab-on-a-chip devices. Perhaps less obvious, but no less important, is the reduction in amount of sample required, making possible a detailed and meaningful biomedical analysis on just a few cells. This capability creates the opportunity for the development of minimally invasive diagnostic tests (e.g., for cancer, diabetes, and other diseases). Finally, this new ability for the creation of ultraminiaturized tests and devices will spawn new, as yet undiscovered, ideas with value both within and outside of the life sciences. A pre-commercial NanoArrayer(TM) (prototype version III) has successfully undergone field-testing at UC Santa Cruz and Oak Ridge National Laboratory, and is currently undergoing extensive beta testing at Johns Hopkins University in Baltimore, MD. BioForce launched is fourth generation, first commercial version of the NanoArrayer(TM) System in January 2005. BioForce believes that the NanoArrayer(TM) could become the industry standard for ultramicroscale molecular printing, much like the ink jet printer is for home and industrial printing.

     ViriChip(TM) System
     -------------------

     BioForce's first commercial example of the NanoArrayer's(TM) manufacturing capability is the patented ViriChip(TM) System. This system could represent a breakthrough in medical virology and in other fields where virus detection is important, including biodefense, agri-bio and environmental monitoring.

     The ViriChip(TM) System detects multiple viruses simultaneously on a single chip and requires a microliter or less of sample to do so. The system includes virus-specific ViriChipsTM and a rapid nondestructive reading technology, which is currently in development embodied in the NanoReaderTM. The ViriChip(TM) form factor is very malleable and the device may be formatted in numerous ways including, for example, a cartridge, dipstick or swab.

     A distinguishing feature of this methodology is that ViriChip can be "read" using Molecular Surface Profiling (MSP(TM)), which directly reports the presence or absence of viral particles. This technique, based on the technology of Atomic Force Microscopy (AFM) has yet to be fully exploited in the life sciences, and the ViriChip(TM) may be considered a "killer application" for AFM. MSP is a powerful, ultra-sensitive, label-free and non-destructive method for analyzing BioForce's nanoarray products. It is particularly well suited for ViriChip(TM) analysis because viruses fall into the size range "sweet spot" that is difficult or impossible to directly observe by optical methods, but ideal for MSP(TM) detection. Importantly, even after being "read" by MSP(TM), viruses remain bioactive and their genomes are amenable to polymerase chain reaction (PCR) amplification. It is noteworthy that the ViriChip(TM) is also compatible with conventional readout methods such as fluorescence (an indirect method of observation) or immunological approaches.

     BioForce has extensively laboratory tested ViriChip(TM). In some tests ViriChip(TM) was shown to be 3,000 times more sensitive than ELISA (Enzyme Linked ImmunoSorbant Assay; a widely used immunological detection method) and is effective in isolating viruses from environments that normally inhibit genome identification by the most widely used genomic test, the polymerase chain reaction (PCR). Interestingly, once a ViriChip(TM) analysis has been completed the sample amenable to PCR (due to the "cleansing" action of the ViriChip(TM) treatment and MSP's non-destructive characteristics). Studies conducted by BioForce have shown that the ViriChip(TM) can enhance PCR sensitivity 10,000-fold or more in certain cases and works under conditions where PCR totally fails (e.g., sputum, waste water). In contrast to ELISA (which detects proteins and protein fragments) and PCR (which detects genomic fragments), the ViriChip(TM) directly detects the infectious virus particles and permits subsequent cell culture of detected viruses due to its nondestructive nature. Thus, the ViriChip(TM) can be both a diagnostic and discovery platform, which is particularly timely in view of the recent SARS outbreak and anticipated avian flu pandemic. Finally, the ultraminiaturized nature of the ViriChip(TM) makes it amenable to a large number of physical formats, including virtually "invisible dust" for biodefense and/or covert biosensing. BioForce's business plan calls for developing a licensing agreement with an appropriate partner to develop the ViriChip(TM) into a commercial product.

     Custom Nanoarrays and Applications Development
     ----------------------------------------------

     A very attractive short-term opportunity for BioForce is the production of custom nanoarrays under license for a variety of potential clients, including research institutions, pharmaceutical companies, medical diagnostics companies, agrichemical firms and others. This custom manufacturing activity will offer a significant revenue generating opportunity and hopefully lead to the development of additional NanoArrayer(TM) applications.

     The use of protein biomarkers to detect and monitor disease is a strongly emerging area, and one that is targeted in BioForce's product development plan. BioForce has explored the use of the ultramicroarrays for analysis of small numbers of cancer cells and the protein biomarkers generated by them. The cancer biomarker project at BioForce was begun as an application for the NanoArrayerTM System to provide a unique assay structure that can handle extremely small sample volumes, such as those obtained by laser capture microdissection (LCM). To date, BioForce has reliably detected Prostate Specific Antigen and another protein biomarker from as few as 4 cells in culture and 100 cells isolated by LCM.

     BioForce's longer-term vision includes the following product development goals:

     o Integration of increasingly sophisticated microfluidics to facilitate high throughput testing in the nanoarray format.

     o Development of additional nanoarray tests and devices for the next generation of ultraminiaturized biomedical analysis and discovery (including "chip-on-a-tip," a patented technology).

     o Creation of novel printing tools that will facilitate delivery of materials in a highly parallel fashion with minimum crosstalk.

     Consumable Printing and Patterning Tools
     ----------------------------------------

     BioForce has developed proprietary products to support the NanoArrayerTM System. Surface Patterning Tools (SPTTM) provide a pallet of print cartridge formats for customer selection. The SindexTM chips are index-etched printing surfaces that offer both the required surface chemistry as well as readily observed indexing features for easy location and relocation of arrays on the chip. These tools will also have utility in atomic force microscopy and other non-NanoArrayer(TM) applications, and add to the stand-alone AFMS business element at BioForce.

     AFM Solutions ("AFMS")
     ----------------------

BioForce currently markets a line of accessories for atomic force microscopists, including:

     o TipCleaner(TM), a CE certified device used for decontaminating AFM probes (the stylus that profiles the surface of a specimen) and other purposes.

     o   Mica and Sindex(TM) (silicon) substrates, microparticles.

     o   Specialized AFM probes.

     Sales of these products serve two important purposes:

     1. Generation of a small but profitable revenue stream, serving AFM customers. BioForce believes that, with minimal additional effort, significant growth of the AFM Solutions line is achievable.

     2. Creation of BioForce brand recognition and establishment of a direct pathway to customers for emerging products such as the NanoArrayer(TM) System and custom nanoarrays. The AFM Solutions sales and distribution network will provide an excellent source of research market intelligence as well as specific sales opportunities.

Intellectual Property and Patent Protection

     BioForce plans to aggressively defend and expand its intellectual property and technology by applying for patent and/or copyright protection as well as strategically licensing appropriate externally generated intellectual property. BioForce will continue to establish comprehensive intellectual property coverage in the United States and in the most relevant foreign markets in anticipation of future commercialization opportunities. BioForce also relies on trade secrets, common law trademark rights and trademark registrations, and will continue to protect its intellectual property via non-disclosure agreements, license agreements and limited information distribution.

     BioForce's IP estate has been designed to create a strong position as the market evolves over the next several years. BioForce is aware of the necessity of carving out a defined portion of IP space while minimizing the potential for conflict with existing patents. Its initial focus has been largely, though not exclusively, in the life sciences area.

     The technology covered in our intellectual property distinguishes it from competitors in several ways:

     o First, the NanoArrayer(TM) System is a unique and company-owned technology that allows direct printing of large molecular species and molecular complexes, including whole viruses, directly onto a variety of surfaces. The NanoArrayer(TM) is not an AFM nor does it use AFM-based lithographic methodology.

     o Second, BioForce has identified and pursued commercially lucrative protein chip and NanoArrayer(TM) applications that require relatively low spot density, thereby precluding overlap in areas of high-density oligonucleotide microarrays.

     o   Third,  BioForce  is  developing  a unique  method  of  non-destructive
         "reading"  of  samples,   based  on  Molecular  Surface   Profiling(TM)
         (MSP(TM)).

     o Fourth, Surface Patenting Tools (SPT(TM)) technology is patent-pending, company-owned and not related to AFM or other microcantilever-based sensing or imaging technology.

     BioForce owns six core patents or patents pending and several other surrounding patents. Multiple patent applications related to these are pending in several countries. BioForce is using significant efforts to establish a strong patent and technology barrier around its nanoarray technology in order to create a formidable obstacle to entry for competitors.

Patent Estate

------------------------------------------------------------------------------------------------------------
                                     Core Patents and Patents Pending
------------------------------------------------------------------------------------------------------------
o         US Patent No. 6,573,369: Biomolecular Nanoarrays
------------------------------------------------------------------------------------------------------------
o         US Patent No. 6,897,015: Method for Detecting Pathogens (ViriChip(TM))
------------------------------------------------------------------------------------------------------------
o         US Patent No. 6,716,578: Method and Apparatus for Solid State Genome Mapping
------------------------------------------------------------------------------------------------------------
o         US Patent No. 5,763,768: Analytical Method Using Modified Scanning Probes (ISU license)
------------------------------------------------------------------------------------------------------------
o         US Patent No. 6,146,899:  Height Referencing Biochemical Cassette (ISU license)
------------------------------------------------------------------------------------------------------------
o         US Patent No. 6,998,228:  Nanoscale Molecular Deposition
------------------------------------------------------------------------------------------------------------
o         Patent Pending:  NanoArrayer(TM) Instrumentation and Method of Use
------------------------------------------------------------------------------------------------------------
o         Patent Pending:  Parallel Analysis of Molecular Interactions
------------------------------------------------------------------------------------------------------------
o         Patent Pending:  Method and Apparatus for Material Deposition (SPTs(TM))
------------------------------------------------------------------------------------------------------------
o         Patent Pending:  Method of Reading NanoArrays (MSP(TM))
------------------------------------------------------------------------------------------------------------
o         Patent Pending:  Method for Biodetection in Small Volumes (Chip on a Tip)
------------------------------------------------------------------------------------------------------------
o         Patent Pending:  Mass Spectrometry and AFM Combined
------------------------------------------------------------------------------------------------------------

     Nanoarrays (US Pat. No. 6,573,369). This fundamental patent, issued in June 2003, claims arrays of biomolecular species at a scale of 1 micron(2) or less in area. There are few limitations to the types of material that can be deposited in arrays of this scale or the method of deposition. A key point is that BioForce focuses on low-density protein nanoarrays at present. Two divisional applications with claims to methods of making and using the arrays are currently pending.

ViriChip(TM) (US Patent No. 6,897,015). This application has allowed claims to methods that protect the ViriChip(TM) virus capture assay system. This virus detection approach is anticipated to set a new standard in ultramicron scale virus detection for medical diagnostics, biodefense and other applications.

Reading Nanoarrays by AFM (US Patent Pending and US Pat. No. 6,573,369). This pending patent application is designed to broaden BioForce's coverage of the use of AFM as a read-out tool for nanoarrays. In some instances, e.g., ViriChip(TM), the use of AFM (or the surface profiling method being developed by BioForce, MSP(TM)) is a key element of the process. Issuance of a patent with these methods claims could provide a significant barrier to competition, or, more likely, encourage competitors to enter into licensing discussions with BioForce.

Genome Mapping (US Patent No. 6,716,578). This patent, issued April 6, 2004, teaches a method for directly mapping genomes using atomic force microscopy. The method is based on using certain DNA binding entities to identify specific sequence elements in the genome. This approach circumvents tedious gel-based approaches and removes the need for "re-assembly and re-ordering" calculations since all of the genome fragments are immediately identified in their native locations in the DNA, and in the correct order.

NanoArrayer(TM) Instrumentation and Method of Use (US Patent Allowed). This pending patent application describes the NanoArrayer(TM), a dedicated instrument for creating nanoarrays. NanoArrayer(TM) is not an AFM. BioForce has constructed this instrument from first principles with the sole purpose of creating nanoarrays. Thus, unlike the multifaceted AFM, the NanoArrayer(TM) is focused on its dedicated task and we believe it will be the instrument of choice for creating nanoarray tests. The patent application describes operational modes of the device and various embodiments. A continuation in part (CIP) is pending that covers additional embodiments of the NanoArrayer.

Nanoscale Molecular Deposition (US Patent No. 6,998,228). This application covers a method for placing molecules or other nanoscale entities at specific locations on surfaces.

Method and Apparatus for Material Deposition (US Patent Pending). This patent application describes the construction and use of microfabricated devices (such as SPTs(TM)) for molecular deposition. These devices are the "print cartridges" of the NanoArrayer(TM) System and represent a significant consumable line of molecular printing products.

Trademarks

     We  have  several   trademarks   or  trademark   applications   pending  or
contemplated. These include:

BioForce Nanosciences(TM)         Smaller is Better(TM)         NanoArrayer(TM)     ViriChip(TM)
NanoReader(TM)                    Chip-on-a-tip(TM)             TipCleaner(TM)      SPT(TM)
Sindex(TM)                        MSP(TM)                       FemtoWare(TM)

Additional trademark applications will be filed as is appropriate.

Markets and Competition

     BioForce recognizes that the long-term market potential for the NanoArrayer(TM) is large, however it has a sales and marketing strategy that is designed to access specific sub-segments of these large markets to initiate is commercial activities. The long-term large markets are:

Microarrays - $2.6 billion: The total biochip market, including production and detection technologies and DNA/protein biochips, is estimated to reach $2.6 billion in 2006 (for reference see

http://www.marketreports.com/acatalog/protbioc.html).

The protein biochip market segment is expected to reach $250 million in 2005 and is growing at an annual rate of 35%, driven by the drug discovery and epidemiological profiling work of pharma, medical universities and biotechnology companies. As a production technology, the NanoArrayerTM System will enable several market sub-segments within this large market, which include Lab-on-a-Chip, cell biology and protein array-based research and analysis.

Molecular Diagnostics - $1.5-2.5 billion: This market includes medical diagnostics. The in vitro medical diagnostic kit (MDK) market is estimated at $1.5-2.5 billion. BioForce has generated proof of principle, multiplexed prototype products for specific virus detection assays and cancer biomarker chip-based fluorescent assays with detection levels lower than current device capabilities and using significantly less biological material. To begin to access this market, BioForce is developing a strategy for licensing its ViriChipTM System with a market leader(s) in the MDK industry.

Molecular Detection - $4 billion: Cutting edge technologies are now employing nanofabrication and microfabrication to provide integrated sensor arrays, ultra-high sensitivities, ease of use, reliability and real-time measurements, which will increase the chemical sensor and biosensor market share, the size of the U.S. sensor manufacturers, and the movement of sensor technology into new markets. This will, in turn, create a combined market for chemical sensors and biosensors of over $4 billion by 2007. As biosensor devices are further miniaturized, it has become increasingly difficult to functionalize (coat) the small surfaces. Our early adopter beta sites have found the NanoArrayerTM System uniquely suitable for this purpose. Hence, BioForce is targeting biosensor developers as early customers for the NanoArrayer system.

Nanotechnology Instrumentation/Atomic Force Microscopy (AFM) - $1 billion: The nanotechnology instrument market is estimated at $1 billion (Punk & Ziegel). The AFM market represents an existing model for growth of nanotechnology instrumentation. There are an estimated 15,000 AFM devices in the field. The NanoArrayerTM molecular printing system creates chips and devices of a size scale that complements the detection and molecular analysis capabilities of AFM technology. BioForce is developing the NanoReader(TM) to illustrate the utility of AFM as a bio-readout device and initiate access to this market. BioForce is also exploring other complementary opportunities with other instrumentation such as the LCM.

----------------------------- ------------------- ----------------------- --------------------------------------------
         Market Segment         Market Size(3)        Competitors(2)                       Advantage
----------------------------- ------------------- ----------------------- --------------------------------------------
Microarrays(1)                   $2.6 billion     o         Affymetrix,    o         Unrestricted printing surface
                                                                                     requirements
                                                  o         BioRad         o         Direct & rapid protein printing
                                                  o         Perkin Elmer   o         Multiplexed printing
                                                  o         Agilent        o         Small volume of sample
                                                  o         NanoInk        o         Single Cell analysis
----------------------------- ------------------- ----------------------- --------------------------------------------
Protein Biochips(1)              $250 million                              o
----------------------------- ------------------- ----------------------- --------------------------------------------
Molecular Diagnostics          $1.5-2.5 billion   o         Lab Corp       o         Reduced cost & time
                                                                           o         Non-destructive
                                                  o         Quest          o         >1,000 more sensitive than ELISA
                                                            Diagnostics    o         Multiplexed
----------------------------- ------------------- ----------------------- --------------------------------------------
                                  $4 billion      o         Lab Corp       o         Functionalized coating of
Molecular Detection                               o         Quest                    miniaturized test surfaces
                                                            Diagnostics
----------------------------- ------------------- ----------------------- --------------------------------------------
Nanotech. Instrumentation         $1 billion                               o         Pattern printing capabilities
                                                                           o         Printing domains 15 micron to <1
                                                                                     micron
                                                  o         Veeco          o         Multiplexed printing
                                                  o         Agilent        o         Direct & rapid protein printing
                                                  o         FEI            o         Low density, high volume chips
                                                                           o         No dependence on outside patents
                                                                                     or technologies
----------------------------- ------------------- ----------------------- --------------------------------------------
Atomic Force                     $10 million      o         Novascan       o         First to market
Microscopy                       (Company                                  o         International reach
(Specialized Products)            Estimate)                                o         CE market
                                                                           o         Full product line
----------------------------- ------------------- ----------------------- --------------------------------------------

(1) Non-life science markets are not included in the forecast.
(2) Competitors may also be viewed as "big brother" partners and/or acquirers.
(3) Punk and Zeigel and other sources.


     Sales and Marketing Launch Strategy for NanoArrayer(TM) System
     --------------------------------------------------------------

     For 2006, BioForce's sales and marketing efforts for the NanoArrayer(TM) System will focus on customers in the research segment of a broad spectrum of industries and academia. Within the research segment, BioForce has identified unique market enabling features and key advantages that the NanoArrayer(TM) system provides over the current market leaders. Direct selling efforts will be carried out through exhibits and presentations at trade shows and scientific meetings in the United States, as well as through networks built up through existing product sales and distributor relationships. The sales and marketing team will work closely with the research and applications development group in demonstrating the NanoArrayer(TM) System's ability to meet specific customer needs. Scientific publications and testimonials by third-party field trials will complement these efforts. The foundations of a network of international distributors has been established in 2005 and will be further developed as BioForce moves forward.

     Commercial and Institutional Collaborations
     -------------------------------------------

     BioForce maintains a collaboration and partnering program that is focused on developing academic research contracts and business alliances designed to generate sales as well as create new product applications and market opportunities. Current key collaborations include:

NewLink Genetics Inc.: NewLink Genetics is a drug discovery company based in Ames, Iowa. It has two drugs in Phase II clinical studies and expects to have eight drugs in Phase II and Phase III clinical studies in 18 months. NewLink focuses on cancer treatment and is seeking a novel technology platform for its drug discovery activities. A pilot project contract has been signed and patent licensing and project design activities are ongoing.

Johns Hopkins University: Field trials in the areas of biosensors and single cell cancer biology are underway at JHU with the NanoArrayer(TM) System and are planned to extend well into 2006. JHU is using the unique attributes of the NanoArrayer(TM) System to develop novel applications and devices in these areas.

     Several additional discussions are ongoing with potential customers and/or partners for the development of NanoArrayer enabled applications as well as the development of business relationships that will create synergy and accelerate NanoArrayer(TM) sales.

Future Strategy

     BioForce has developed a commercialization strategy that, while recognizing the breadth of the downstream opportunities for the NanoArrayer(TM) in materials and microelectronics applications, has initially focused on the life sciences. Unlike most nanotech approaches, which will take years to materialize in the form of practical, commercial products, BioForce's NanoArrayer(TM) technology has been reduced to practice, successfully field tested and commercially launched in 2005.

     BioForce's growth strategy through 2006-2007 is based on the initial marketing of the NanoArrayer(TM) System to academic/government, research and specialty laboratory customers, licensing and/or co-development of the ViriChip(TM) System, and moderate growth of existing smaller product lines and projects.

Specific growth strategy priorities for 2006-2007 include:

     o Sale or leasing (through third-party vendors) of the NanoArrayer(TM) System to a widely diversified group of users, such as federal and academic institutions and industrial organizations, including biotechnology and health-care companies. BioForce will endeavor to sell or lease the NanoArrayer(TM) System for research and product development purposes.
     o Exploring licensing opportunities for ViriChip(TM) with an appropriate diagnostics partner.
     o Sale of AFM Solutions products (e.g., TipCleaner(TM)), specialty consumable products (e.g., SPT(TM), Sindex(TM) Chips) and establishment of contract custom array projects.
     o   Longer-term (2007 onward) growth is anticipated through:
     o Product sales in Canada, Europe, Japan, China and other industrialized countries.
     o   Sales in life sciences segments not currently targeted by BioForce.
     o Revenue generation from licensing and collaborations outside of the life sciences.
     o   Introduction of new products through BioForce's internal R&D pipeline.

Manufacturing and Quality Assurance

     For 2006, production and quality assurance of finished NanoArrayer(TM) units will be carried out entirely in house. Staffing plans are in place for both manufacturing and QC/QA functions. BioForce's management believes that adequate production capacity for up to 50-100 units is readily available and should suffice for 2006 and into 2007. Production of 100+ units will require additional physical facilities or arrangements.

     Surface Patterning Tools (SPT(TM)) and Sindex(TM) Chips are currently fabricated by BioForce personnel at an off-site microfabrication facility (University of Minnesota). BioForce has established a contractual arrangement for access to the facility by its personnel. This arrangement is adequate for 2006 and due to the standardized nature of SPTs once designs are finalized, their production can be readily outsourced to any number of commercial microfabrication facilities as necessary.

     BioForce will continue to manufacture TipCleaner(TM) and other AFMS products in-house for the foreseeable future.

--------------------------------------------------------------------------------
            Dwevelopment Plan: Projected KeyMilestones for 2005-2006
--------------------------------------------------------------------------------
   Year                             Milestone
------------ -------------------------------------------------------------------
2005         o    Launch of the NanoArrayer(TM) System (Q1)
             o    Acquisition of additional facilities (Q1)
             o    Begin to  investigate  licensing/co-development  opportunities for the ViriChip(TM) System (Q3)
             o    Launch of custom nanoarray program
             o    Acquisition  of  additional  management,  production,  sales &
                  marketing and research staff
------------ -------------------------------------------------------------------
2006         o    Commencement   of   international   sales   efforts   for  the
                  NanoArrayer(TM) System
             o    Acquisition  of  additional  management,  production,  sales &
                  marketing and research staff
             o    Expansion of Board of Directors and Scientific Advisory Board
             o    Continue NanoReader development
             o    Commence NanoArrayer HT (High Throughput) development program
             o    Investigate NanoArrayer licensing  opportunities
------------ -------------------------------------------------------------------
2007         o    Continue  NanoArrayer(TM)  HT and  NanoReader  programs - seek partners
             o    Finalize NanoArrayer licensing opportunities
------------ -------------------------------------------------------------------

 Facilities

     BioForce operates within custom-designed 6,000 sq. ft. office, laboratory and production facilities in Aspen Business Park, Ames, Iowa. These facilities provide dedicated pilot production space for the NanoArrayer(TM) System, TipCleaner(TM) and other non-microfabricated products. Facilities are adequate to meet 2006 production needs.

     Additional space and equipment will be required within 12 months, to accommodate the expected growth in sales of BioForce's principal products. Management is currently investigating two alternatives:

     o An expansion of BioForce's current manufacturing capacity, either in Ames, or at a second location; and

     o establishment of OEM production/sales relationships for some or all of BioForce's products.

Employees

     BioForce presently has 10 full time employees and 2 consultants, but anticipates adding employees, including a chief operating officer, provided it realizes sufficient funds from the private offering. BioForce's employees are not members of any union, nor have they entered into any collective bargaining agreements, nor is it anticipated in the near future. It is believed that BioForce's relationship with its employees is good.

Litigation

     Except as set forth below, we are not presently subject to any material pending legal proceedings and, to the best of our knowledge, no such actions against us are contemplated or threatened.

     BioForce has received verbal notification that NanoInk, Inc. intends to file an interference action with respect to US Patent 6,573,369. BioForce met with NanoInk personnel in Chicago to attempt to better understand their position and find a solution that benefits both companies. BioForce met a second time with NanoInk in Des Moines, Iowa in a second attempt to find a business solution. NanoInk alleges that it owns this technology and has proposed that BioForce assign to NanoInk all of its IP portfolio and pay a $12,000 per year license fee for the right to practice DPN (NanoInk's technology) at a spatial scale of 5 microns or bigger spot size. BioForce believes that this is not an equitable solution and rejected the proposal. BioForce has received notification dated November 30, 2005 that NanoInk has requested a re-examination of US Patent 6,573,369 in light of NanoInk's intellectual property. The same notification indicated that an interference action had been filed earlier. Management of BioForce has indicted that it is too early to speculate on a possible outcome or whether a negative result against BioForce would have a negative impact on its business.

Equity Incentive Plan

     In connection with the acquisition of BioForce, we have adopted an equity incentive plan to be put into effect at the effective time of the merger. The plan has been unanimously approved by our board of directors and by the written consent of stockholders holding a majority of our outstanding common shares. The purpose of the plan is to encourage and enable key employees to remain with and devote their best efforts to the business of our company, thereby advancing the interests of our stockholders. Accordingly, we may award bonuses in the form of our common stock subject to certain restrictions set forth in the plan. Our key employees, directors and offices will be eligible to receive awards under the plan.

     The plan provides that an aggregate of 5 million shares of our common stock is to be reserved for issuance under the terms of the plan. The committee overseeing the plan, designated by the board of directors, will have the authority to award bonuses, at its sole discretion, in the form of common stock to persons eligible to receive awards. Shares of our common stock issued under the plan will be deemed restricted securities. All stock awarded under the plan will also be subject to such additional restrictions, terms and conditions, if any, as may be determined by the committee. Any certificate or certificates representing shares of issued under the plan will bear an appropriate restrictive legend. The committee may also require that certificates representing stock awards be deposited by the recipient with the company or an escrow agent until the restrictions thereon have lapsed or have been removed.

Management

     At the effective time of the merger, our directors and executive officers resigned and, in accordance with the provisions of the merger agreement, BioForce appointed three new directors to serve on the board of directors. The following persons were appointed and will serve as directors and executive officers. The new board is expected to make more definite appointments for executive offices.

                  Name                      Age           Position
                  ----                      ---           --------
                  Eric Henderson, Ph.D.     49            CEO and Director
                  Jean-Jacques Sunier       44            Director
                  Larry Gold, Ph.D.         64            Director
---------------------------

     The business experience of each person listed above during the past five years is as follows:

     Eric Henderson, Ph.D. Dr. Henderson founded BioForce Nanosciences while serving as Professor of Genetics, Development and Cell Biology at Iowa State University in Ames, Iowa. He is an internationally recognized scientist with a strong track record of attracting SBIR grants. He was one of the first to integrate atomic force microscopy with bionanotechnological research and has pioneered the development of many AFM applications in the life sciences applications. His work has appeared in over 90 publications including the cover of "Science" magazine and numerous other peer reviewed journals. Dr. Henderson has served as Chief Science Officer, Chief Executive Officer, Chairman of the Board and Secretary since the inception of BioForce.

     Jean-Jacques Sunier. Mr. Sunier has extensive experience as a portfolio manager and equity analyst in the biotechnology, medical devices and semiconductor sectors. A dual U.S./Swiss citizen, Mr. Sunier began his career in the securities and private banking business, and has held positions at Arnhold and S. Bleichroeder in New York and Pictet & Cie in Geneva, where he was a founder of the Pictet Biotech Fund.

     Larry Gold, Ph.D. Dr. Gold joined the BioForce board in 2005. He is CEO and Chairman of the Board of SomaLogic, Inc. of Boulder, Colorado. Dr. Gold is an internationally recognized scientist and company founder, with multiple patents and publications to his name. Dr. Gold founded Synergen, Inc. in 1981, and NeXstar Pharmaceuticals Inc. a number of years later, prior to assuming his current position at SomaLogic. Dr. Gold has a fundamental understanding of the requirements for success in biobusiness, including both financing and technology commercialization.

Key Personnel

     Curtis Mosher, Ph.D. Dr. Mosher is the VP of R&D at BioForce and a Co-founder of the company. He was a student of Eric Henderson at Iowa State University and has been instrumental in virtually all aspects of product research and development at BioForce.

     Michael Lynch. Mr. Lynch was a student of Eric Henderson at Iowa State University and has played scientific, technical and business roles during the evolution of BioForce. He is a uniquely talented individual who is currently the Product Manager for the NanoArrayer(TM) system.

     Saju   Nettikadan,   Ph.D.   Dr.   Nettikadan   oversees  all   contractual
relationships as the Director of Research and Application Development.

     Juntao Xu, Ph.D. Dr. Xu is an expert in microfabrication and is responsible for the SPT(TM) product line R&D.

     Asrun Kristmundsdottir, MS. Ms. Kristmundsdottir is a highly talented individual with both scientific (genetics) and administrative acumen. She has undertaken several roles at BioForce over the years and is currently Human Resources Manager and also supports the financial administration aspects of the company.

     In addition to the above personnel, BioForce has reached an understanding with Kerry Frey whereby Mr. Frey will become Chief Operating Officer of BioForce following the closing of our acquisition and may be appointed to the board of directors. As part of Mr. Frey's compensation, he will receive BioForce stock purchase options that, upon completion of our acquisition of BioForce, will be exercisable into 356,310 shares of our common stock (post-split) at the price of $1.50 per share. The options will vest over a three-year period at the rate of one-third on each anniversary of issuance.

     Mr. Frey is an experienced senior executive with over 30 years of broad-based management and operational experience in the medical device, pharmaceutical and healthcare industries. He also has experience in developing and implementing innovative and profitable new products, programs, and services. Mr. Frey formerly served as President of Medisys Technologies, Inc., a medical device company, and other healthcare industry companies. He also served as Vice President of Sales and Marketing for Hospital Services at Johnson & Johnson. Mr. Frey earned a Bachelor of Arts degree and attended law school, completed numerous executive development programs at Duke, Wharton and Arizona State, and has served on many boards and advisory panels.

     It is also anticipated that the new board will appoint as a new director Guenter H. Jaensche, Ph.D. Dr. Jaensche was Chairman and CEO of Siemens Corporate Research and Support, Inc. He has served in the capacity of Executive Director at Siemens AG as head of all financial aspects of worldwide R&D and head of worldwide budgeting and accounting. Dr. Jaensche has also served as Chairman and CEO of Pacesetter, Inc. (a St. Jude Company) and Siemens Pacesetter, Inc. He currently holds several positions including Chairman of the Board of Biophan Technologies, Inc. and director of MRV Communications, both public companies, director of several privately held companies and President of Jaensche Enterprises, Inc., a management consulting firm.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following information relates to the operations of BioForce and should be read in conjunction with the financial statements and notes thereto appearing elsewhere in the Form 8-K.

Results of Operations

     The following information is provided for BioForce Holdings, Inc for the year ended December 31, 2004 compared to the year ended December 31, 2003, and the ten months ended October 31, 2005 compared to the ten months ended October 31, 2004.

     For the year ended December 31, 2004, BioForce realized total revenues of $137,592 compared to revenues of $808,859 for the year ended December 31, 2003. Revenues for 2003 included $720,252 from grants. In 2004, grant income of $567,821 was offset against expenses. Sales of products increased 64% from $80,169 realized in 2003 to $131,192 in 2004, due to the introduction of AFM tip cleaners and solutions.

     Total expenses for 2004 were $1,249,232 compared to $2,092,888 in 2003. This 40% decrease in expenses was primarily attributed to reduced payroll costs. As we completed the development of our new products we reduced the research and development staff. In 2004 we shifted our emphasis to marketing our products from developing them. Also our expenses in 2004 were reduced by the amount of the grants we received unlike 2003 where they were presented as revenues. However, the net loss for 2004 was $1,186,271 compared to a net loss of $1,284,029 in 2003 as our operating cash burn rate remained relatively constant.

     For the ten months ended October 31, 2005, BioForce realized total revenues of $114,064 compared to revenues of $110,173 for the ten months ended October 31, 2004. Sales of AFM tip cleaners and solutions accounted for the growth in revenues.

     Total expenses for 2005 were $1,673,616 compared to $968,249 in 2004. This 73% increase in expenses was primarily attributed to research and development costs including payroll costs. We devoted significant resources to completion of the development of the NanoArrayer(TM) System. Our expenses in in 2005 and 2004 were reduced by the amount of the grants we received. Similarly, the net loss for 2005 was $1,687,613 compared to a net loss of $856,828 in 2004 for the same reason.

     Management believes that we will continue to operate at a net loss until such time as we can complete our business development efforts and establish a market for the NanoArrayer(TM) System.

Liquidity and Capital Resources

     At October 31, 2005, BioForce had cash on hand of $29,759, compared to $499,197 at December 31, 2004 and $948 as of December 31, 2003. The decrease in cash is attributed to the increase in net loss for the ten month period ended October 31, 2005, ependitures of $463,639 for fixed assets and patent costs during the period, and a decrease of $469,142 from financing activities in the 2005 period.

     At October 31, 2005, BioForce had total assets of $1,113,100 and a stockholders' deficit of $558,271 compared to total assets of $1,245,203 and total stockholders' equity of $437,884 at December 31, 2004.

Net Operating Loss

     BioForce has accumulated approximately $5,234,000 of net operating loss carryforwards as of October 31, 2005, which may be offset against taxable income and income taxes in future years. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. The carry-forwards expire in the year 2025. In the event of certain changes in control, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. No tax benefit has been reported in the financial statements for the year ended December 31, 2004 or the period ended October 31, 2005 because there is a 50% or greater chance that the carryforward will not be used. Accordingly, the potential tax benefit of the loss carryforward is offset by a valuation allowance of the same amount.

Inflation

     In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 24, 2006 with respect to the expected beneficial ownership of our common stock, after giving effect to the acquisition of BioForce and issuance of 16 million shares to the BioForce stockholders, by (i) each stockholder believed to be the beneficial owner of more than 5% of our common stock, (ii) by each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. The address of each person listed below, unless otherwise indicated, is c/o BioForce Nanosciences, Inc., 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010. Unless otherwise indicated in the table footnotes, shares will be owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the merger. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

     All share amounts and percentages reflect the 2 shares for 1 share forward stock split effected January 31, 2006 and the issuance of 16 million shares for the BioForce acquisition. The number of shares outstanding will be approximately 19,999,950 shares prior to the issuance of up to 4 million shares pursuant to the private placement offering of common stock, assuming the maximum is sold.

Name and Address                                  Amount and Nature of        Percent
of Beneficial Owner                               Beneficial Ownership      of Class(1)
-------------------                               --------------------      -----------
       5% Beneficial Owners:
Societe Generale Asset Management (3)                 6,523,621(2)            32.6 %
Harvey Kaye                                           1,273,082                6.4 %
   190 NW Spanish River Blvd., Ste. 101
   Boca Raton, FL 33431

       Directors and Executive Officers:
Eric Henderson, Ph.D.                                 3,670,155(2)            18.4 %
Jean-Jacques Sunier                                     118,770(2)             0.6 %
Larry Gold, Ph.D.                                       118,770(2)             0.6 %

All directors and executive officers                  3,907,695               19.6 %
  as a group (3 persons)
-----------------------------

     (1) Percentage ownership is based on 19,999,950 shares outstanding following the acquisition of BioForce, but does not take into account up to 4 million shares issuable pursuant to our private placement, 5 million shares issuable under our new equity incentive plan, or 2,537,565 shares issuable upon exercise of new options and warrants.
     (2) These share amounts represent the number of shares to be issued to each respective individual following the closing of the BioForce acquisition.
     (3) Societe Generale is a French bank that has an investment subsidiary, SG Asset Management, which manages SG Alternative Investments that has previously invested in BioForce.

Compensation of the Board

     Directors who are also employees do not receive additional compensation for serving on the board or any of its committees. Non-employee directors, for their services as directors, will be paid a fee to be determined. All directors are reimbursed for their reasonable expenses incurred in attending board meetings. Otherwise, no additional compensation is paid to directors for serving as members of committees.

     Executive Compensation

     Prior to the acquisition of BioForce, we did not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We have not paid any salaries or other compensation to our officers, directors or employees for the years ended December 31, 2005 and 2004.

     In 2004, BioForcer paid compensation of $142,325 to its then President and CEO, Laurence Russ, $196,250 to its Chief Science Officer, Eric Henderson, and $111,200 to Curtis Mosher, Vice President of Research and Development. Through October 31, 2005, Mr. Henderson, who is now CEO, received $136,583, and Mr. Mosher received $79,166. Mr. Russ, who is no longer with BioForce, received $103,750 through October 31, 2005.

     It is anticipated that during the first quarter of 2006, we will enter into employment agreements with certain executives and key employees. The board of directors will establish and terms and conditions of these agreements.

         BIOFORCE NANOSCIENCES HOLDINGS, INC. 2006 EQUITY INCENTIVE PLAN

     In connection with the completed acquisition of BioForce, we have adopted an equity incentive plan. The equity incentive plan has been unanimously approved by our board of directors and by the written consent of stockholders holding a majority of our outstanding common shares. The purpose of the plan is to encourage and enable officers, directors and key employees to remain with and devote their best efforts to the business of our company, thereby advancing the interests of our stockholders. Accordingly, we may make awards under the plan subject to certain restrictions set forth in the plan.

     The following is a brief summary of the equity incentive plan.

Administration of the Plan

     The equity incentive plan will be administered by a committee appointed by the board of directors. The committee is authorized, subject to the provisions of the plan, to establish such rules and regulations as it deems necessary for the administration of the plan and to make determinations and interpretations in connection with the plan as it deems necessary or advisable. All determinations and interpretations made by the committee will be binding and conclusive. No member of the committee will be liable for any action or determination made in good faith with respect to the plan, any rule, regulation or procedure adopted pursuant to the plan or any awards granted under the plan.

Types of Awards

     The committee overseeing the plan has the authority to determine which persons will be granted awards under the plan, the number of shares of common stock subject to each award, the form of each award and the exercise price of any option given as an award. Awards may be granted in any one or a combination of stock grants, non-statutory stock options and incentive stock options. All awards will also be subject to such additional restrictions, terms and conditions, if any, as may be determined by the committee.

Eligibility to Receive Awards

     The committee will determine and designate those persons to whom awards may be granted under the plan. Officers and other employees, including employees who are also directors of the company or any of its subsidiaries or affiliates, are eligible to receive stock grants, incentive stock options and non-statutory stock options. Incentive stock options may not be awarded to outside directors.

Stock Available for Awards

     Awards may be made under the equity incentive plan for up to 5 million shares of common stock, which, if all shares are issued, would represent approximately 20% of the total number of shares of common stock outstanding after the acquisition, without giving effect to the issuance of up to 4 million additional shares in connection with our private placement.

Adjustments

     We are required to make appropriate adjustments or substitutions in connection with the equity incentive plan and any outstanding awards to reflect any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares and other similar changes in capitalization. All adjustments or substitutions are to be made in order to prevent dilution or enlargement of the rights of the participants.

Amendment or Termination

     Our board of directors, in its discretion, may terminate, modify or amend the plan at any time in any respect. The board may also determine whether stockholder approval of any amendment may be advisable for any reason. Any termination, modification or amendment may not affect the rights of participants under an outstanding award, except the board may, prior to a change in control of the company, terminate the plan and make a cash payments to all participants with respect to options. Such payment will equal the difference between the fair market value of the common stock on the date of the change in control and the exercise price per share of an option on the date of grant.

Federal Income Tax Consequences

     Certain tax information related to the equity incentive plan will be provided to participants in the plan. Tax consequences may vary depending upon the terms and conditions of a specific award under the plan. Typically, the tax consequence to us when a stock award is made is that the recipient is deemed to have compensation income.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

     Our controlling  stockholders prior to the acquisition of BioForce,  Edward
F. Cowle and H. Deworth Williams and/or their assigns, received a $250,000 fee for services in connection with bringing the parties together, negotiating the transaction and for facilitating the acquisition of BioForce. Payment of this one-time fee was paid out of proceeds from the private placement. Following the acquisition, Messrs. Cowle and Williams will own an aggregate of 1,701,510 shares of Silver River common stock (post-split), which will represent approximately 8.5% of the total outstanding share, without regard to the shares issued in the private placement.

                            DESCRIPTION OF SECURITIES

     Giving effect to the amended certificate of incorporation filed with the State of Nevada on January 31, 2005, our total capitalization consists of 100 million shares of common stock, par value $0.001 per share, and 10 million shares of preferred stock, par value $0.001 per share.

     All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

     The amended certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

     Preferred shares may be issued in the future by the board without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a "poison pill."

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     Our common stock is currently quoted on the OTC Bulletin Board under the symbol "BFNH", although there has not been an active trading market for the shares. Accordingly, we are not including a history of reported trades in the public market. The last reported trade for our shares was at $0.25 per share (pre-split) on October 11, 2005.

     On January 31, 2006, we effected a forward stock split of our outstanding shares of common stock on a 2 shares for 1 share basis and, on February 1, 2006, we changed our name to BioForce Nanosciences Holdings, Inc. As a result of the name change, our trading symbol was changed from "SRVV" to "BFNH."

     Following the completion of our private placement for up to $6 million, management will explore the possibility of making an application to have our common stock listed on the American Stock Exchange. To be accepted for listing on the AMEX, we must first satisfy certain minimum listing criteria including net asset requirements and a sufficient shareholder base. There is no assurance that we will meet these requirements or that our shares will be accepted for trading on the AMEX. However, for the immediate future, we anticipate that our shares will continue to be quoted on the OTCBB.

     Secondary trading of our shares may be subject to certain state imposed restrictions. We do not have any plans, proposals, arrangements or understandings with any person concerning the further development of a trading market in any of our securities. The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

     The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements.

     For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

     Presently, there are approximately 100 holders of record of our common stock. We estimate that there will be another 50 stockholders upon completion of our private placement. We have designated as our transfer agent Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121.

Dividend Policy

     We have not declared or paid cash dividends or made distributions in the past on our common stock, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain and invest future earnings to finance operations.

Recent Sales of Unregistered Securities

     In connection with the acquisition of BioForce, we commenced a private offering of up to 4 million shares of our common stock at the offering price of $1.50 per shares. The shares are being offered on a "best efforts," 1,666,667 shares minimum / 4 million shares maximum. A minimum subscription of 25,000 shares has been established, but we have the discretion to waive such minimum purchase. The offering will extend for a period of 180 days from December 23, 2005 unless extended for an additional 60 days. All proceeds from the sale of the shares were held in escrow pending the sale of the minimum amount, which was a contingency for closing the acquisition of BioForce. Upon attaining the minimum, the escrowed funds were delivered to the company and proceeds form all future sales will be deposited directly into our bank account. As of the February 24, 2006, we have realized gross proceeds of $3,434,926. Net proceeds from the private placement will be used for research and product development, sales and marketing, capital expenditures, patents and intellectual property and working capital.

     The offering is being made to accredited investors only without registration under the Securities Act of 1933 by reason of the exemption afforded by Sections 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The shares are deemed restricted securities as defined by Rule 144 under the Securities Act and, accordingly, the common stock is subject to restrictions on transfer and may be sold, assigned, transferred or otherwise disposed of by a holder only if subsequently registered or if federal and other exemptions from registration are available and an opinion of legal counsel to that effect is obtained.

     We may within 6 months from the commencement of the private placement on December 23, 2005, file a registration statement under the Securities Act for the public sale or resale of shares of our common stock. Purchasers of shares in the private offering will have the limited right to include, or "piggyback" their common shares acquired in the offering in the registration statement. Importantly, any investment banker and/or underwriter that we may engage in connection with the registration statement and public offering may, in its discretion, severely restrict or completely negate the ability of purchasers to include their shares in any such registration statement and public offering. Thus, the right to piggyback shares into a registration statement will be subject to and contingent upon approval by such investment banker and/or underwriter.

     We will also include in any registration statement shares of certain other persons, including BioForce stockholders who received our shares pursuant to the acquisition, and certain current holders of our restricted common stock. These stockholders will be subject to certain limitations on the amounts to be registered and to certain lock-up and leak-out agreements.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

     We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

     We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

     The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

     o   a director, officer, employee or agent of the corporation,
     o or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Section 5 - Corporate Governance and Management

Item 501 Change in Control of Registrant

     As a result of our acquisition of BioForce that closed on February 24, 2006, there has been a change in the control of our company by way of the 16 million shares of our common stock being issued to the stockholders of BioForce Nanosciences, Inc. in exchange for 100% of its outstanding shares. Immediately following the effective date of the merger transaction, these persons own approximately 80% or out total issued and outstanding shares (post-split), without taking into consideration shares being issued pursuant to the private placement. Even if the maximum 4 million shares are issued pursuant to the private placement, these stockholders will retain majority control of our company. Further, as a term of the acquisition, management of BioForce appointed three new directors to our board of directors at the closing, and our former directors resigned.

Item 5.06 Change in Shell Company Status

     Agreement and Plan of Merger

     On November 30, 2005 we entered into an agreement and plan of merger with BioForce Nanosciences, Inc., which agreement was subsequently amended on December 23, 2005 and on February 15, 2006. The transaction was completed on February 24, 2006. The acquisition of BioForce was accomplished through a merger of our newly created, wholly owned subsidiary, Silver River Acquisitions, Inc., with and into BioForce with BioForce being the survivor of the merger. Pursuant to the transaction, the issued and outstanding shares of BioForce common stock were converted into 16 million shares of our common stock. As part of the acquisition, we also amended our certificate of incorporation to (a) add 10 million shares of preferred stock to our authorized capitalization, and (b) change our corporate name to "BioForce Nanosciences Holdings, Inc.", which became effective February 1, 2006. Further, on January 31, 2006 we effected a 2 shares for 1 share forward stock of our issued and outstanding common stock. We are also adopting a new equity incentive plan.

     Upon the closing of the acquisition, the stockholders of BioForce will own approximately 80% of our issued and outstanding common stock, and our current stockholders will own approximately 20%. These percentages do not take into consideration up to 4 million shares of our common stock issuable pursuant to our current private offering, 5 million shares issuable under our equity incentive plan, 2,537,565 shares issuable upon exercise of options and warrants. The purpose of the merger transaction and acquisition is to allow us to acquire and carry on the business of BioForce.

     Edward F. Cowle and H. Deworth Williams, our controlling stockholders prior to the acquisition of BioForce and the 2 shares for 1 share forward stock split, beneficially owned 1,746,610 of the then outstanding 1,999,975 shares of common stock, representing approximately 87% of the outstanding shares. On November 30, 2005, the controlling stockholders executed a written consent to take the following actions:

     o authorize an amendment to our certificate of incorporation to add preferred stock to our authorized capitalization and change our corporate name to "BioForce Nanosciences Holdings, Inc."; and

     o   approve the adoption of a new equity incentive plan.

     Material Terms of the Agreement and Plan of Merger

     Subject to the terms and conditions of the merger agreement, at the effective time of the merger, our subsidiary, Silver River Acquisitions, was merged with and into BioForce and the separate corporate existence of Silver River Acquisitions ceased and we have become the parent corporation of BioForce. Also, we effected a forward stock split of our issued and outstanding shares on a 2 shares for 1 share basis. At the effective time of the merger, we issued an aggregate of 16 million shares of common stock (post-split) to the BioForce stockholders in exchange for 100% of the issued and outstanding shares of BioForce capital stock. We have also filed an amended certificate of incorporation to change our corporate name to "BioForce Nanosciences Holdings, Inc."

     At the effective time of the merger, our directors and executive officers resigned and, in accordance with the provisions of the acquisition, BioForce appointed three new directors to serve on our board of directors. Also, the existing directors of BioForce will remain directors of our subsidiary.

     As a further term of the merger agreement, the closing and effective date of the acquisition could not take place until we had raised at least the minimum of $2.5 million in our private placement. We realized the minimum offering proceeds that permitted us to close the transaction and, as of February 24, 2006, gross proceeds from the offering were $3,434,926.

     Consideration

     Upon consummation of the acquisition, the outstanding shares of BioForce common stock were converted into the right to receive 16 million shares of our common stock. As a result of the transaction, shares of BioForce capital stock will no longer be outstanding, are automatically cancelled and retired and will cease to exist. The BioForce stockholders immediately prior to the closing, ceased to have any rights with respect to such stock, except the right to receive shares of our common stock described above.

     Also, at the effective date of the merger, Edward F. Cowle and H. Deworth Williams our controlling stockholders prior to the effective date of the transaction, received a one-time fee of $250,000. The cash fee was not payable until such time as we completed the minimum of $2.5 million in our private placement, which amount has been attained.

     On January 10, 2006, we delivered to our stockholders an information statement describing the acquisition of BioForce and also giving notice of certain actions taken by the majority written consent of our stockholders. These actions included:

         (a) the amended certificate of incorporation to

               (i)  add preferred stock to our authorized capitalization, and

               (ii) change of our corporate name;

          (b) a new equity incentive plan reserving 5 million shares our common stock for issuance thereunder.

     Cost and Expenses

     All costs and expenses in connection with the acquisition of BioForce will be paid by the party incurring these costs and expenses. BioForce has agreed to pay all legal expenses associated with the preparation and execution of the transaction documents and related agreements and documents contemplated thereby, including this information statement, up to a maximum of $50,000. We agreed to pay all other expenses related to the preparation, printing and mailing of the information statement and all related filing and other fees paid to the SEC in connection with the transaction. We estimate that the total costs and expenses that we will pay in connection with the transaction will be approximately $10,000, which consists of professional fees, printing and mailing costs, filing fees and other miscellaneous expenses, including all costs and expenses BioForce incurs in connection with the transaction. These amounts do not include the one-time $250,000 fee payable to Messrs. Cowle, or any commissions, finder's fees or other expenses payable in connection with our private placement financing.


Section 9 - Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

     (a) Financial Statements of BioForce Nanosciences, Inc.

               See Exhibit 99.1

     (b) Pro Forma Financial Information

               See Exhibit 99.2

     (c) Exhibits

Exhibit Number                         Description
--------------                         -----------

    2.1 Agreement and Plan of Merger with BioForce Nanosciences, Inc. and Silver River Acquisitions, Inc. and Addendums

    21.1       Subsidiaries

    99.1 Audited financial statements for BioForce Nanosciences, Inc. for the years ended December 31, 2004, 2003 and 2002, and unaudited statements for the interim period ended October 31, 2005.

    99.2 Unaudited pro forma combined financial statements of Silver River Ventures, Inc. (now know as BioForce Nanosciences Holdings, Inc.) and BioForce Nanosciences, Inc.

Notes about Forward-looking Statements

     Statements contained in this current report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.



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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SILVER RIVER VENTURES, INC.



Date:  March 2, 2006                  By:     S/ ERIC HENDERSON
                                         ---------------------------------------
                                                   Eric Henderson, Ph.D.
                                                   Chief Executive Officer





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